Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156501) of MYR Group Inc. of our Predecessor report dated November 24, 2007, except for the effects of the stock split discussed in Note 2, as to which the date is December 13, 2007, and our Successor report dated March 11, 2009 relating to the financial statements, which appears in this annual report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 12, 2009